Exhibit 99.1
N E W S R E L E A S E

MVB Financial Corp. Announces Fourth Quarter and Full Year 2022 Results

(FAIRMONT, WV) February 17, 2023 – MVB Financial Corp. (NASDAQ: MVBF) (“MVB Financial,” “MVB” or the “Company”), the holding company for MVB Bank, Inc. ("MVB Bank"), today announced financial results for the fourth quarter and year ended December 31, 2022, with reported net income of $6.5 million, or $0.52 basic and $0.50 diluted earnings per share for the three months ended December 31, 2022.

	Quarterly			Year-to-Date
	2022	2022	2021	2022	2021
	Fourth Quarter	Third Quarter	Fourth Quarter
Net income	$6,509	$2,718	$9,959	$15,047	$39,121
Earnings per share - basic	$0.52	$0.22	$0.83	$1.23	$3.32
Earnings per share - diluted	$0.50	$0.21	$0.77	$1.17	$3.10

“Our company made significant forward progress in 2022 on our MVB-F1: Success Loves Speed Strategic Plan, while adapting to challenging wet track conditions along the way,” said Larry F. Mazza, Chief Executive Officer, MVB Financial. “During the year, we welcomed new partners, delivered on the promise of our fast-track vehicles, and quickly adapted to setbacks brought on by market conditions.”

“Fourth quarter results reflected both notable progress and ongoing challenges. Our core earnings power improved, driven by net interest margin expansion and net interest income growth, while our actions to right-size the cost base drove expenses lower, resulting in positive operating leverage. Underlying it all, our solid foundation remained intact, as evidenced by capital strength, sound asset quality and growth in tangible book value per share.”

Mazza added, “Looking to 2023, higher interest rates, slowing economic growth and lingering market uncertainty continue to weigh on our mortgage business, fee income and certain of our Fintech initiatives. Despite these challenges, we are keenly focused on our North Star of earnings per share.”

FOURTH QUARTER 2022 HIGHLIGHTS

•Net interest margin expansion drives strong growth in net interest income
◦On a tax-equivalent basis, net interest margin for the quarter ended December 31, 2022 was 4.57%, up 32 basis points versus the quarter ended September 30, 2022 and 129 basis points versus the quarter ended December 31, 2021. Please see the table below for a reconciliation between net interest margin and net interest margin on a fully tax-equivalent basis, a non-GAAP measure. Relative to both prior periods, net interest margin expansion primarily reflected higher loan yields, anchored by the large base of noninterest bearing Fintech, title and specialty deposits, partially offset by higher funding costs due to Fed rate increases.
◦Net interest income on a tax-equivalent basis totaled $33.7 million for the quarter ended December 31, 2022, up $3.6 million, or 12.0% from the quarter ended September 30, 2022 and $11.9 million, or 54.6%, from the quarter ended December 31, 2021.

•Expenses decline as cost-savings initiatives take effect, helping to drive positive operating leverage
◦Noninterest expense totaled $28.7 million for the quarter ended December 31, 2022, a decline of $1.2 million, or 4.1%, from the quarter ended September 30, 2022 and a decrease of $0.4 million, or 1.2%, from the quarter ended December 31, 2021. The decline relative to both prior periods was primarily attributable to lower salaries and employee benefits costs.
◦The company had previously announced that certain cost-savings initiatives were expected to drive a 12% reduction from MVB’s annualized third quarter 2022 noninterest expense base, with 75% of the projected cost savings to be achieved by the end of the first quarter of 2023, and the remainder expected to be fully captured by the end of the third quarter of 2023.
◦As compared to the prior quarter, total revenues (net interest income, plus noninterest income) grew 4.6% and total noninterest expense declined 4.1%, resulting in strong positive operating leverage.

•Measures of foundational strength remained intact
◦Nonperforming loans totaled $11.2 million, or 0.5% of total loans, as of December 31, 2022, compared to 0.9% of total loans as of both September 30, 2022 and December 31, 2021. Criticized loans as a percentage of total loans were 3.0%, down from 3.4% as of September 30, 2022 and 5.4% as of December 31, 2021.
◦Net charge-offs were $5.4 million, or 0.91% of total loans on an annualized basis, for the quarter ended December 31, 2022, compared to $1.3 million, or 0.22% of total loans on an annualized basis, for the quarter ended September 30, 2022 and $1.2 million, or 0.25% of total loans on an annualized basis, for the quarter ended December 31, 2021. The increase in net charge-offs compared to both periods was driven by a charge-off of one commercial relationship, which was previously reserved, and increased charge-offs in our consumer loan portfolio.
◦The ratio of tangible common equity to tangible assets was 8.38% as of December 31, 2022, compared to 7.60% as of September 30, 2022 and 9.62% as of December 31, 2021.
◦Tangible book value (“TBV”) per share, a non-U.S. GAAP measure, was $20.25 as of December 31, 2022, an increase of 4.5% from September 30, 2022 and a decline of 8.7% from December 31, 2021. A reconciliation of TBV to its most comparable U.S. GAAP measure is included below.

•Balance sheet management drives sequential period decline in deposit balances
◦Deposits totaled $2.57 billion as of December 31, 2022, a decrease of $126.5 million, or 4.7%, from September 30, 2022 and an increase of $192.9 million, or 8.1%, from December 31, 2021.
◦Noninterest-bearing (“NIB”) deposits totaled $1.23 billion as of December 31, 2022, down $180.2 million, or 12.8%, from September 30, 2022 and up $111.1 million, or 9.9%, from December 31, 2021.
◦The decline in total deposits and NIB deposits as compared to September 30, 2022, reflects the use of off-balance sheet deposit networks to generate fee income, enhance capital and manage liquidity and concentration risk. Further, impacting the decease was a decline in title deposits due to the seasonality and overall slowdown of the mortgage industry. Total off-balance sheet deposits, including gaming and banking as a service relationships, total $724.0 million, an increase of $156.0 million, or 27.5%, compared to September 30, 2022 and $241.8 million, or 50.1%, from December 31, 2021. Growth in NIB balances as compared to December 31, 2021, primarily reflects an increase in Fintech deposits.

•Noninterest income declines on continued cyclical headwinds, loss on loan sales
◦Noninterest income totaled $6.3 million for the quarter ended December 31, 2022, a decrease of $1.9 million, or 22.8%, from the quarter ended September 30, 2022 and a decrease of $8.2 million, or 56.5%, from the quarter ended December 31, 2021.
◦Ongoing cyclical headwinds reflected weakness in mortgage banking and Fintech-related fee income. Specifically, equity method investment loss related to our investment in Intercoastal Mortgage Company, LLC (“ICM”) was $1.2 million for the quarter ended December 31, 2022, as compared to $0.8 million for the quarter ended September 30, 2022 and income of $1.8 million for the quarter ended December 31, 2021. Total payment card and service charge income was $1.7 million for the quarter ended December 31, 2022, as compared to $3.3 million for the quarter ended September 30, 2022 and $2.4 million for the quarter ended December 31, 2021.

◦During fourth quarter 2022, the Company elected to exit its bitcoin mining portfolio including selling the remaining loans. As a result, the Company reported a loss of $3.8 million on the sale of $10.7 million of bitcoin mining loans, which represented MVB’s entire crypto-related lending exposure.
•M&A Update: Receipt of shareholder approval for acquisition of Integrated Financial Holdings, Inc.
◦In January 2023, MVB and Integrated Financial Holdings, Inc. jointly announced that each had received shareholder approval of a previously-announced merger, with MVB as the surviving company. The merger is currently expected to close in the [first] quarter of 2023, subject to satisfaction of customary closing conditions and receipt of necessary regulatory approvals.

INCOME STATEMENT
Net interest income on a tax-equivalent basis totaled $33.7 million for the quarter ended December 31, 2022, up $3.6 million, or 12.0%, from the quarter ended September 30, 2022 and $11.9 million, or 54.6%, from the quarter ended December 31, 2021. The increase in net interest income compared to the quarter ended September 30, 2022 primarily reflects higher loan yields from the Company’s commercial loan portfolio. The increase compared to the quarter ended December 31, 2021 generally reflects strong loan growth at favorable interest rates during 2022, primarily driven by the Company’s strategic lending partnerships growth vehicle and broad-based growth throughout CoRe Banking business.

Interest income increased $6.8 million, or 20.1%, compared to the quarter ended September 30, 2022 and increased $17.7 million, or 76.6%, compared to the quarter ended December 31, 2021. The tax-equivalent yield on loans was 6.1% for the quarter ended December 31, 2022, compared to 5.3% for the quarter ended September 30, 2022 and 4.6% for the quarter ended December 31, 2021. Higher loan yields generally reflect the impact of the Fed rate increases on our commercial loan portfolio. The higher loan yields compared to the quarter ended December 31, 2021 also reflect new loan production at favorable interest rates.

Interest expense increased $3.2 million, or 78.8%, compared to the quarter ended September 30, 2022 and decreased $5.7 million, or 369.1%, compared to the quarter ended December 31, 2021. The cost of funds was 1.00% for the quarter ended December 31, 2022, up 41 basis points compared to the quarter ended September 30, 2022 and 76 basis points compared to the quarter ended December 31, 2021. The increase from the prior quarter primarily reflected a change in deposit mix based on average balances, led by growth in average interest-bearing deposits as compared to relatively consistent average NIB deposits, as well as higher interest rates during the quarter. The increase in cost of funds compared to the prior year period mostly reflected higher interest rates and increased FHLB borrowings and subordinated debt during the quarter, partially offset by the relatively higher contribution of NIB deposits relative to the prior year.

On a fully tax-equivalent basis, net interest margin for the quarter ended December 31, 2022 was 4.57%, an increase of 32 basis points versus the quarter ended September 30, 2022 and 129 basis points versus the quarter ended December 31, 2021. The increase in net interest margin for both quarters reflected the impact of higher loan yields due to interest rate increases, partially offset by an increase in deposit costs. The average loan-to-deposit ratio during the quarter ended December 31, 2022 was 87.7%, compared to 92.5% for the quarter ended September 30, 2022 and 74.5% for the quarter ended December 31, 2021.

Noninterest income totaled $6.3 million for the quarter ended December 31, 2022, a decrease of $1.9 million, or 22.8%, from the quarter ended September 30, 2022 and a decrease of $8.2 million, or 56.5%, from the quarter ended December 31, 2021. The $1.9 million decrease in noninterest income from the quarter ended September 30, 2022 was primarily due to decreases in gain on sale of loans of $3.4 million, or 264.2%, compared to the quarter ended September 30, 2022. The $8.2 million decrease in noninterest income from the quarter ended December 31, 2021 was primarily due to decreases in equity method investment income of $4.2 million, or 148.3%, gain on sale of loans of $3.2 million, or 302.4%, and holding gain on equity securities of $3.4 million, or 169.0%. The decrease in gain on sale of loans was driven by the loss of $3.8 million on the sale of $10.7 million of bitcoin mining loans, which represented MVB’s entire crypto-related lending exposure. Included in noninterest income was a $2.0 million gain recognized as a result of the partial sale of the Company’s Interchecks investment, which also caused the investment to be reclassified from an equity method investment to an equity security in fourth quarter 2022.

Noninterest expense totaled $28.7 million for the quarter ended December 31, 2022, a decrease of $1.2 million, or 4.1%, from the quarter ended September 30, 2022 and $0.4 million, or 1.2%, from the quarter ended December 31, 2021. The $1.2 million decrease in noninterest expense from the quarter ended September 30, 2022 was due to a decrease in salaries and employee benefits of $1.4 million, as the Company began to implement the expense reduction initiatives announced in the prior quarter, partially offset by an increase in other operating expense of $0.2 million, primarily driven by increased servicing expense. The decrease compared to the quarter ended December 31, 2021 was driven by decreases of $1.2 million, or 6.7%, in salaries and employee benefits and $1.1 million, or 27.5% in professional fees, partially offset by increases of $1.0 million, or 55.5%, in other operating expense, primarily driven by increased servicing expense and $0.4 million, or 34.9%, in equipment depreciation and maintenance.

BALANCE SHEET
Loans totaled $2.36 billion at December 31, 2022, a decrease of $112.0 million, or 4.5%, and an increase of $489.6 million, or 26.2%, as compared to September 30, 2022 and December 31, 2021, respectively. Adjusted for the removal of Paycheck Protection Program (“PPP”) loans from all periods, loan balances decreased by 4.3% from the quarter ended September 30, 2022 and increased by 35.0% from the quarter ended December 31, 2021. The decrease in loan balances compared to September 30, 2022 primarily reflect the Company’s balance sheet management as it contemplates future market uncertainty. Loan growth compared to December 31, 2021 was driven primarily by the Company’s strategic lending partnerships growth vehicle. Loans held-for-sale were $23.1 million as of December 31, 2022, compared to $20.0 million at September 30, 2022 and none December 31, 2021, led by MVB Bank’s government guaranteed lending growth vehicle.

Deposits totaled $2.57 billion as of December 31, 2022, a decrease of $126.5 million, or 4.7%, from September 30, 2022 and an increase of $192.9 million, or 8.1%, from December 31, 2021. NIB deposits totaled $1.23 billion as of December 31, 2022, a decrease of $180.2 million, or 12.8%, from September 30, 2022 and an increase of $111.1 million, or 9.9%, from December 31, 2021. The decrease in both total deposits and NIB deposits in the current quarter is primarily due to the Company’s utilization of off-balance sheet deposit networks to generate fee income, enhance capital and manage liquidity and concentration risk. Growth in NIB deposit balances compared to December 31, 2021 primarily reflects higher Fintech deposits, while the increase in total deposits also reflects an increase in brokered deposits and other certificates of deposit.

CAPITAL
The Community Bank Leverage Ratio was 9.83% as of December 31, 2022, compared to 11.1% as of September 30, 2022 and 11.6% as of December 31, 2021. MVB’s Tier 1 Risk-Based Capital Ratio was 12.4% as of December 31, 2022, compared to 13.1% as of September 30, 2022 and 15.8% as of December 31, 2021. The Bank’s Total Risk-Based Capital Ratio was 13.4% as of December 31, 2022, compared to 14.1% as of September 30, 2022 and 16.7% as of December 31, 2021.

The Company issued a quarterly cash dividend of $0.17 per share for the quarter ended December 31, 2022, consistent with the quarter ended September 30, 2022 and up $0.02, or 13.3%, from the quarter ended December 31, 2021.

ASSET QUALITY
Nonperforming loans totaled $11.2 million, or 0.5% of total loans, as of December 31, 2022, compared to 0.9% of total loans as of both September 30, 2022 and December 31, 2021. Criticized loans as a percentage of total loans were 3.0%, as compared to 3.4% as of September 30, 2022 and 5.4% as of December 31, 2021.

Net charge-offs were $5.4 million, or 0.9% of total loans on an annualized basis, for the quarter ended December 31, 2022, compared to $1.3 million, or 0.2% of total loans on an annualized basis, for the quarter ended September 30, 2022 and $1.2 million, or 0.3% of total loans on an annualized basis, for the quarter ended December 31, 2021. Charge-offs during the quarter include $2.9 million related to one commercial relationship, previously reserved, and $2.5 million related to the consumer loan portfolio.

Changes to the outstanding balances of the loan portfolios and the level of recognized charge-offs are all contributing factors in the provision for loan losses. The provision for loan losses totaled $2.7 million for the quarter ended December 31, 2022, compared to $5.1 million for the quarter ended September 30, 2022 and release of allowance of $5.7 million for the quarter ended December 31, 2021. Allowance for loan losses to total loans was 1.01% as of December 31, 2022, as compared to 1.07% as of September 30, 2022 and 0.98% as of December 31, 2021.

About MVB Financial Corp.
MVB Financial, the holding company of MVB Bank, is publicly traded on The Nasdaq Capital Market® (“Nasdaq”) under the ticker “MVBF.”

MVB is a financial holding company headquartered in Fairmont, West Virginia. Through its subsidiary, MVB Bank, and MVB Bank’s subsidiaries, MVB Financial provides financial services to individuals and corporate clients in the Mid-Atlantic region and beyond.

Nasdaq is a leading global provider of trading, clearing, exchange technology, listing, information and public company services.

For more information about MVB, please visit ir.mvbbanking.com.

Forward-looking Statements
MVB Financial has made forward-looking statements, within the meaning of Section 27A of the Securities Act of

1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in this press release that are intended to be covered by the protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about the future and are subject to risks and uncertainties. Forward-looking statements include, without limitation, information concerning possible or assumed future results of operations of the Company and its subsidiaries. Forward-looking statements can be identified by the use of words such as “may,” “could,” “should,” “would,” “will,” “plans,” “believes,” “estimates,” “expects,” “anticipates,” “intends,” “continues” or the negative of those terms or similar expressions. Note that many factors could affect the future financial results of the Company and its subsidiaries, both individually and collectively, and could cause those results to differ materially from those expressed in forward-looking statements. Therefore, undue reliance should not be placed upon any forward-looking statements. Those factors include but are not limited to: market, economic, operational, liquidity and credit risk; changes in market interest rates; inability to achieve anticipated synergies and successfully integrate recent mergers and acquisitions; inability to successfully execute business plans, including strategies related to investments in Fintech companies; competition; length and severity of the COVID-19 pandemic and its impact on the Company’s business and financial condition; changes in economic, business and political conditions; changes in demand for loan products and deposit flow; operational risks and risk management failures; and government regulation and supervision. Additional factors that may cause actual results to differ materially from those described in the forward-looking statements can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as well as its other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Except as required by law, the Company disclaims any obligation to update, revise or correct any forward-looking statements.

Accounting standards require the consideration of subsequent events occurring after the balance sheet date for matters that require adjustment to, or disclosure in, the consolidated financial statements. The review period for subsequent events extends up to and including the filing date of a public company’s financial statements when filed with the SEC. Accordingly, the consolidated financial information in this announcement is subject to change.

Questions or comments concerning this Earnings Release should be directed to:

MVB Financial Corp.
Donald T. Robinson, President and Chief Financial Officer
(304) 598-3500
drobinson@mvbbanking.com

Amy Baker, VP, Corporate Communications and Marketing
(844) 682-2265
abaker@mvbbanking.com

MVB Financial Corp.
Financial Highlights
Consolidated Statements of Income
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2022	2022	2021	2022	2021
	Fourth Quarter	Third Quarter	Fourth Quarter
Interest income	$40,702	$33,903	$23,049	$125,957	$83,429
Interest expense	7,253	4,057	1,546	14,154	6,270
Net interest income	33,449	29,846	21,503	111,803	77,159
Provision (release of allowance) for loan losses	2,694	5,120	(5,733)	14,194	(6,275)
Net interest income after provision (release of allowance) for loan losses	30,755	24,726	27,236	97,609	83,434

Noninterest income	6,324	8,191	14,542	38,294	62,596

Noninterest expense:
Salaries and employee benefits	16,902	18,316	18,110	72,162	60,210
Other expense	11,840	11,649	10,993	45,226	37,242
Total noninterest expenses	28,742	29,965	29,103	117,388	97,452

Income before income taxes	8,337	2,952	12,675	18,515	48,578
Income tax expense	1,967	397	2,876	4,128	9,882
Net income before noncontrolling interest	6,370	2,555	9,799	14,387	38,696
Net loss attributable to noncontrolling interest	139	163	160	660	425
Net income attributable to parent	6,509	2,718	9,959	15,047	39,121
Preferred dividends	—	—	—	—	35
Net income available to common shareholders	$6,509	$2,718	$9,959	$15,047	$39,086

Earnings per share - basic	$0.52	$0.22	$0.83	$1.23	$3.32
Earnings per share - diluted	$0.50	$0.21	$0.77	$1.17	$3.10

Noninterest Income
(Unaudited) (Dollars in thousands)

	Quarterly			Year-to-Date
	2022	2022	2021	2022	2021
	Fourth Quarter	Third Quarter	Fourth Quarter
Card acquiring income	$497	$560	$1,713	$2,790	$3,817
Service charges on deposits	684	889	135	3,418	634
Interchange income	497	1,864	572	5,440	3,073
Total payment card and service charge income	1,678	3,313	2,420	11,648	7,524

Income (loss) from ICM equity method investment	(1,174)	(831)	1,813	(23)	16,383
Income (loss) from other equity method investments	(205)	(190)	1,045	(690)	1,045
Total equity method investment income (loss)	(1,379)	(1,021)	2,858	(713)	17,428

Compliance and consulting income	4,149	3,736	3,463	15,504	9,625
Gain (loss) on sale of loans	(2,131)	1,298	1,053	1,655	4,178
Investment portfolio gains (losses)	(1,397)	(217)	2,521	925	7,656
Gains on acquisition and divestiture activity	—	—	—	—	10,783
Other noninterest income	5,404	1,082	2,227	9,275	5,402

Total noninterest income	$6,324	$8,191	$14,542	$38,294	$62,596

Condensed Consolidated Balance Sheets
(Unaudited) (Dollars in thousands)

	December 31, 2022	September 30, 2022	December 31, 2021
Cash and cash equivalents	$40,280	$79,946	$307,437
Certificates of deposit with banks	—	—	2,719
Securities available-for-sale, at fair value	379,814	366,742	421,466
Equity securities	38,744	34,101	32,402
Loans held-for-sale	23,126	19,977	—
Loans receivable	2,359,416	2,471,395	1,869,838
Less: Allowance for loan losses	(23,837)	(26,515)	(18,266)
Loans receivable, net	2,335,579	2,444,880	1,851,572
Premises and equipment, net	23,653	24,668	25,052
Goodwill	3,988	3,988	3,988
Other assets	210,437	165,620	147,813
Total assets	$3,055,621	$3,139,922	$2,792,449

Noninterest-bearing deposits	$1,231,544	$1,411,772	$1,120,433
Interest-bearing deposits	1,338,938	1,285,186	1,257,172
FHLB and other borrowings	102,333	73,328	—
Secured borrowings	9,765	—	—
Subordinated debt	73,286	73,222	73,030
Other liabilities	48,129	52,054	66,511
Stockholders' equity, including noncontrolling interest	261,391	244,360	275,303
Total liabilities and stockholders' equity	$3,055,621	$3,139,922	$2,792,449

Reportable Segments
(Unaudited)

Twelve Months Ended December 31, 2022	CoRe Banking	Mortgage Banking	Professional Services	Edge Ventures	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$125,426	$429	$—	$—	$146	$(44)	$125,957
Interest expense	10,919	—	39	5	3,234	(44)	14,153
Net interest income	114,507	429	(39)	(5)	(3,088)	—	111,804
Provision for loan losses	14,194	—	—	—	—	—	14,194
Net interest income after provision for loan losses	100,313	429	(39)	(5)	(3,088)	—	97,610

Noninterest income	22,673	37	22,812	459	10,576	(18,263)	38,294

Noninterest Expenses:
Salaries and employee benefits	36,960	8	15,276	3,336	16,582	—	72,162
Other expense	44,873	142	5,233	5,192	8,049	(18,263)	45,226
Total noninterest expenses	81,833	150	20,509	8,528	24,631	(18,263)	117,388

Income (loss) before income taxes	41,153	316	2,264	(8,074)	(17,143)	—	18,516
Income tax expense (benefit)	8,882	77	567	(1,926)	(3,472)	—	4,128
Net income (loss)	32,271	239	1,697	(6,148)	(13,671)	—	14,388
Net loss attributable to noncontrolling interest	—	—	207	453	—	—	660
Net income (loss) available to common shareholders	$32,271	$239	$1,904	$(5,695)	$(13,671)	$—	$15,048

Twelve Months Ended December 31, 2021	CoRe Banking	Mortgage Banking	Professional Services	Edge Ventures	Financial Holding Company	Intercompany Eliminations	Consolidated
(Dollars in thousands)
Interest income	$83,023	$411	$(8)	$—	$15	$(12)	$83,429
Interest expense	4,078	—	16	—	2,188	(12)	6,270
Net interest income	78,945	411	(24)	—	(2,173)	—	77,159
Release of allowance for loan losses	(6,274)	(1)	—	—	—	—	(6,275)
Net interest income after release of allowance for loan losses	85,219	412	(24)	—	(2,173)	—	83,434

Noninterest income	33,179	16,342	14,931	71	11,103	(13,030)	62,596

Noninterest Expenses:
Salaries and employee benefits	33,595	—	10,949	1,962	13,704	—	60,210
Other expense	37,033	16	4,095	2,555	6,573	(13,030)	37,242
Total noninterest expenses	70,628	16	15,044	4,517	20,277	(13,030)	97,452

Income (loss) before income taxes	47,770	16,738	(137)	(4,446)	(11,347)	—	48,578
Income tax expense (benefit)	9,154	4,068	(105)	(1,144)	(2,091)	—	9,882
Net income (loss)	38,616	12,670	(32)	(3,302)	(9,256)	—	38,696
Net loss attributable to noncontrolling interest	—	—	210	215	—	—	425
Net income (loss) attributable to parent	38,616	12,670	178	(3,087)	(9,256)	—	39,121
Preferred stock dividends	—	—	—	—	35	—	35
Net income (loss) available to common shareholders	$38,616	$12,670	$178	$(3,087)	$(9,291)	$—	$39,086

Average Balances and Interest Rates
(Unaudited) (Dollars in thousands)

	Three Months Ended			Three Months Ended			Three Months Ended
	December 31, 2022			September 30, 2022			December 31, 2021
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$113,500	$982	3.43%	$32,552	$111	1.35%	$376,667	$141	0.15%
CDs with banks	—	—	—	232	2	3.42	6,998	33	1.87
Investment securities:
Taxable	233,839	1,114	1.89	231,953	897	1.53	258,534	573	0.88
Tax-exempt [2]	136,313	1,343	3.91	144,719	1,346	3.69	183,736	1,447	3.12
Loans and loans held-for-sale: [1]
Commercial [3]	1,667,981	27,947	6.65	1,687,383	22,898	5.38	1,451,347	17,653	4.83
Tax-exempt [2]	4,161	47	4.48	4,498	51	4.50	5,811	65	4.41
Real estate	631,450	6,000	3.77	579,685	4,707	3.22	320,078	2,153	2.67
Consumer	139,705	3,563	10.12	129,464	4,183	12.82	32,903	1,306	15.75
Total loans	2,443,297	37,557	6.10	2,401,030	31,839	5.26	1,810,139	21,177	4.64
Total earning assets	2,926,949	40,996	5.56	2,810,486	34,195	4.83	2,636,074	23,370	3.52
Less: Allowance for loan losses	(27,530)			(23,083)			(24,977)
Cash and due from banks	5,643			5,399			6,751
Other assets	266,292			227,337			204,001
Total assets	$3,171,354			$3,020,139			$2,821,849

Liabilities
Deposits:
NOW	$791,227	$2,880	1.44%	$734,271	$1,393	0.75%	$711,805	$289	0.16%
Money market checking	219,334	643	1.16	258,527	422	0.65	489,818	221	0.18
Savings	77,416	263	1.35	71,370	153	0.85	36,455	1	0.01
IRAs	6,053	20	1.31	6,132	17	1.10	6,439	18	1.11
CDs	314,723	2,380	3.00	202,299	988	1.94	91,059	263	1.15
Repurchase agreements and federal funds sold	9,958	1	0.04	10,627	1	0.04	11,249	3	0.11
FHLB and other borrowings	11,128	115	4.10	48,058	311	2.57	79	—	—
Secured borrowings	9,235	163	7.00	—	—	—	—	—	—
Subordinated debt	73,254	787	4.26	73,190	771	4.18	72,995	751	4.08
Total interest-bearing liabilities	1,512,328	7,252	1.90	1,404,474	4,056	1.15	1,419,899	1,546	0.43
Noninterest-bearing demand deposits	1,377,880			1,321,982			1,092,520
Other liabilities	40,264			37,019			42,318
Total liabilities	2,930,472			2,763,475			2,554,737

Stockholders’ equity
Preferred stock	—			—			597
Common stock	13,452			13,086			12,878
Paid-in capital	156,111			145,877			142,479
Treasury stock	(16,741)			(16,741)			(16,741)
Retained earnings	129,853			144,816			129,896
Accumulated other comprehensive loss	(41,793)			(30,915)			(3,188)
Total stockholders’ equity attributable to parent	240,882			256,123			265,921
Noncontrolling interest	399			541			1,147
Total stockholders’ equity	240,483			256,664			267,068
Total liabilities and stockholders’ equity	$3,171,354			$3,020,139			$2,821,805

Net interest spread (tax-equivalent)			3.66			3.68			3.09
Net interest income and margin (tax-equivalent) [2]		$33,744	4.57%		$30,139	4.25%		$21,824	3.28%
Less: Tax-equivalent adjustments		$(295)			$(293)			$(320)
Net interest spread			3.62			3.64			3.04
Net interest income and margin		$33,449	4.53%		$29,846	4.21%		$21,503	3.24%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
2 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure following this table.

3 MVB Bank’s PPP loans totaling $13.6 million, $20.1 million and $131.7 million are included in this amount for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively.

	Twelve Months Ended			Twelve Months Ended
	December 31, 2022			December 31, 2021
	Average Balance	Interest Income/ Expense	Yield/ Cost	Average Balance	Interest Income/ Expense	Yield/ Cost
Assets
Interest-bearing balances with banks	$232,935	$1,613	0.69%	$249,801	$305	0.12%
CDs with banks	1,033	24	2.32	10,406	201	1.93
Investment securities:
Taxable	236,344	3,496	1.48	231,450	2,405	1.04
Tax-exempt [2]	139,353	5,166	3.71	201,532	6,328	3.14
Loans and loans held-for-sale: [1]
Commercial [3]	1,594,069	87,845	5.51	1,387,273	63,551	4.58
Tax-exempt [2]	4,661	203	4.36	6,646	300	4.51
Real estate	487,044	15,721	3.23	307,829	9,662	3.14
Consumer	103,345	13,017	12.60	15,890	2,069	13.02
Total loans	2,189,119	116,786	5.33	1,717,638	75,582	4.40
Total earning assets	2,798,784	127,085	4.54	2,410,827	84,821	3.52
Less: Allowance for loan losses	(22,248)			(25,682)
Cash and due from banks	5,670			13,874
Other assets	244,861			201,904
Total assets	$3,027,067			$2,600,923

Liabilities
Deposits:
NOW	$707,282	$4,724	0.67%	$673,547	$1,612	0.24%
Money market checking	330,208	1,449	0.44	469,010	883	0.19
Savings	56,697	418	0.74	42,800	5	0.01
IRAs	6,216	71	1.14	9,674	121	1.25
CDs	170,648	3,814	2.24	134,250	1,355	1.01
Repurchase agreements and federal funds sold	10,987	6	0.05	10,821	13	0.12
FHLB and other borrowings	15,494	437	2.82	25,275	93	0.37
Secured borrowings	2,328	163	7.00	—	—	—
Subordinated debt	73,159	3,072	4.20	51,149	2,188	4.28
Total interest-bearing liabilities	1,373,019	14,154	1.03	1,416,526	6,270	0.44
Noninterest-bearing demand deposits	1,357,426			895,024
Other liabilities	41,098			38,100
Total liabilities	2,771,543			2,349,650

Stockholders’ equity
Preferred stock	—			730
Common stock	13,320			12,614
Paid-in capital	147,728			140,610
Treasury stock	(16,741)			(16,741)
Retained earnings	138,135			112,842
Accumulated other comprehensive income (loss)	(26,918)			534
Total stockholders’ equity attributable to parent	255,524			250,589
Noncontrolling interest	637			683
Total stockholders’ equity	256,161			251,272
Total liabilities and stockholders’ equity	$3,027,067			$2,600,912

Net interest spread (tax-equivalent)			3.51			3.08
Net interest income and margin (tax-equivalent) [2]		$112,931	4.04%		$78,551	3.26%
Less: Tax-equivalent adjustments		$(1,128)			$(1,392)
Net interest spread			3.47			3.02
Net interest income and margin		$111,803	3.99%		$77,159	3.20%
1 Non-accrual loans are included in total loan balances, lowering the effective yield for the portfolio in the aggregate.
2 In order to make pre-tax income and resultant yields on tax-exempt loans and investment securities comparable to those on taxable loans and investment securities, a tax-equivalent adjustment has been computed using a Federal tax rate of 21% for the periods presented, which is a non-GAAP financial measure. See the reconciliation of this non-GAAP financial measure to its most directly comparable GAAP financial measure following this table.
3 MVB Bank’s PPP loans totaling $13.6 million and $131.7 million are included in this amount for the years ended December 31, 2022 and December 31, 2021, respectively.

The following table reconciles, for the periods shown below, net interest margin on a fully tax-equivalent basis:

	Three Months Ended			Twelve Months Ended
(Dollars in thousands)	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Net interest margin - U.S. GAAP basis
Net interest income	$33,449	$29,846	$21,503	$111,803	$77,159
Average interest-earning assets	2,926,949	2,810,486	2,636,074	2,798,784	2,410,827
Net interest margin	4.53%	4.21%	3.24%	3.99%	3.20%

Net interest margin - non-U.S. GAAP basis
Net interest income	$33,449	$29,846	$21,503	$111,803	$77,159
Impact of fully tax-equivalent adjustment	295	293	320	1,128	1,392
Net interest income on a fully tax-equivalent basis	33,744	30,139	21,824	112,931	78,551
Average interest-earning assets	2,926,949	2,810,486	2,636,074	2,798,784	2,410,827
Net interest margin on a fully tax-equivalent basis	4.57%	4.25%	3.28%	4.04%	3.26%

Selected Financial Data
(Unaudited) (Dollars in thousands, except per share data)

	Quarterly			Year-to-Date
	2022	2022	2021	2022	2021
	Fourth Quarter	Third Quarter	Fourth Quarter
Earnings and Per Share Data:
Net income	$6,509	$2,718	$9,959	15,047	39,121
Net income available to common shareholders	$6,509	$2,718	$9,959	15,047	39,086
Earnings per share - basic	$0.52	$0.22	$0.83	$1.23	$3.32
Earnings per share - diluted	$0.50	$0.21	$0.77	$1.17	$3.10
Cash dividends paid per common share	$0.17	$0.17	$0.15	$0.68	$0.51
Book value per common share	$20.69	$19.85	$22.70	$20.69	$22.70
Tangible book value per common share [1]	$20.25	$19.38	$22.17	$20.25	$22.17
Weighted-average shares outstanding - basic	12,279,462	12,238,505	12,057,451	12,279,462	11,778,557
Weighted-average shares outstanding - diluted	12,870,734	12,854,951	12,944,919	12,870,734	12,613,620

Performance Ratios:
Return on average assets [2]	0.8%	0.4%	1.4%	0.5%	1.5%
Return on average equity [2]	10.8%	4.2%	15.0%	5.9%	15.6%
Net interest margin 3 4	4.57%	4.25%	3.28%	4.04%	3.26%
Efficiency ratio [5]	72.3%	78.8%	80.7%	78.2%	69.7%
Overhead ratio 2 6	3.6%	4.0%	4.1%	3.9%	3.7%
Equity to assets	8.5%	7.8%	9.8%	8.5%	9.8%

Asset Quality Data and Ratios:
Charge-offs	$7,878	$3,653	$1,619	$15,183	$1,619
Recoveries	$2,507	$2,313	$316	$6,560	$316
Net loan charge-offs to total loans 2 7	0.9%	0.2%	0.1%	0.4%	0.1%
Allowance for loan losses	$23,837	$26,515	$18,266	$23,837	$18,266
Allowance for loan losses to total loans [8]	1.01%	1.07%	0.98%	1.01%	0.98%
Nonperforming loans	$11,165	$22,350	$17,713	$11,165	$17,713
Nonperforming loans to total loans	0.5%	0.9%	0.9%	0.5%	0.9%

Intercoastal Mortgage Company, LLC Production Data[9]:
Mortgage pipeline	$678,345	$792,388	$1,007,990	$678,345	$1,007,990
Loans originated	$407,070	$606,805	$1,046,977	$3,120,577	$6,269,371
Loans closed	$388,417	$615,585	$977,354	$2,628,149	$5,607,951
Loans sold	$326,003	$619,059	$957,153	$2,325,709	$5,326,029
1 common equity less total goodwill and intangibles per common share, a non-U.S. GAAP measure
2 annualized for the quarterly periods presented
3 net interest income as a percentage of average interest-earning assets
4 presented on a fully tax-equivalent basis
5 noninterest expense as a percentage of net interest income and noninterest income, a non-U.S. GAAP measure
6 noninterest expense as a percentage of average assets, a non-U.S. GAAP measure
7 charge-offs less recoveries
8 excludes loans held for sale
9 information is related to Intercoastal Mortgage Company, LLC, an entity in which we have a 40% ownership interest that we account for as an equity method investment

Non-GAAP Reconciliation: Tangible Book Value per Common Share
(Unaudited) (Dollars in thousands, except per share data)

	December 31, 2022	September 30, 2022	December 31, 2021
Goodwill	$3,988	$3,988	$3,988
Intangibles	1,631	1,806	2,316
Total intangibles	5,619	5,794	6,304

Total equity attributable to parent	261,084	243,913	274,328
Less: Total intangibles	(5,619)	(5,794)	(6,304)
Tangible common equity	255,465	238,119	268,024

Tangible common equity	255,465	238,119	268,024
Common shares outstanding (000s)	12,618	12,287	12,087
Tangible book value per common share	$20.25	$19.38	$22.17

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